K&L Gates LLP 1601 K Street, N.W. Washington, DC 20006 T +1 202 778 9000 F +1 202 778 9100 klgates.com

September 27, 2021

Liberty All-Star® Equity Fund

c/o ALPS Fund Services, Inc.

1290 Broadway, Suite 1000

Denver, CO 80203

Ladies and Gentlemen:

We have acted as counsel to Liberty All-Star® Equity Fund, a business trust formed under the laws of the Commonwealth of Massachusetts (the “Fund”), in connection with the filing of the Pre-Effective Amendment No. 1 (the “Pre-Effective Amendment”) to the Fund’s Registration Statement on Form N-2 (File Nos. 333-258666; 811-04809) (the "Registration Statement"), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about September 27, 2021, registering up to 27,979,915 shares of beneficial interest (the “Shares”) of the Fund, issuable upon exercise of non-transferable rights (the “Rights”) to subscribe therefor, under the Securities Act of 1933, as amended (the “1933 Act”).

This opinion letter is being delivered in accordance with the requirements of paragraph 29 of Schedule A of the 1933 Act and Item 25.2.l of Form N-2 under the 1933 Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the prospectus and statement of additional information (collectively, the “Prospectus”) filed as part of the Pre- Effective Amendment filed with the Comission on September 27, 2021;

(ii) the Fund’s Declaration of Trust, as amended, and Amended and Restated By-Laws in effect on the date of this opinion letter; and

(iii) the resolutions adopted by the directors of the Fund relating to the Registration Statement and the Pre-Effective Amendment thereto and the authorization for issuance of the Rights and Shares.

We have also examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have relied on a certificate of an officer of the Fund. We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof, the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Fund are actually serving in such capacity, and that the representations of officers of the Fund are correct as to matters of fact. We have not independently verified any of these assumptions.

Liberty All-Star® Equity Fund

September 27, 2021

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the laws of the Commonwealth of Massachusetts and the provisions of the Investment Company Act that, in our experience, are applicable to equity securities issued by closed-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that when issued and paid for upon the terms provided in the Pre-Effective Amendment, the Shares to be issued pursuant to the Pre-Effective Amendment will be validly issued, fully paid, and nonassessable.

This opinion is rendered solely in connection with the filing of the Pre-Effective Amendment. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Pre-Effective Amendment to the Registration Statement and to the reference to this firm in the statement of additional information that is being filed as part of the Pre-Effective Amendment. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the 1933 Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ K&L Gates LLP